Exhibit 4.3

                                  INITIAL NOTE

No. 1                                               Principal Amount $30,000,000

                                                           CUSIP NO. 073051 AF 1

                             BAYOU STEEL CORPORATION

                         9% First Mortgage Note due 2011

      THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. 1145 ("SECTION 1145"). ACCORDINGLY, THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT, EXERCISABLE BY EITHER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

      OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      Bayou Steel Corporation, a Delaware corporation promises to pay to Cede & Co., or registered assigns, the principal sum of Thirty Million Dollars on March 31, 2011.

            Interest Payment Dates: March 31 and September 30 of each year.

            Record Dates: March 1 and September 1

      Additional provisions of this Security are set forth on the other side of this Security.

Dated: February ___, 2004                   BAYOU STEEL CORPORATION


                                            By:_________________________________
                                               Richard J. Gonzalez
                                               Vice President, Chief Financial
                                               Officer, Treasurer and Secretary


                                            Attest by:__________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

J.P. MORGAN TRUST COMPANY, N.A.

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:_________________________________
    Denis L. Milliner
    Vice President and Trust Officer

Date: February ___, 2004

                              REVERSE SIDE OF NOTE

                         9% First Mortgage Note due 2011

1. Interest

      Bayou Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

      The Company will pay interest semiannually on March 31 and September 30 of each year. Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from February __, 2004. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Security to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

      The principal of and interest on this Security shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $2,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

3. Paying Agent and Security Registrar

      Initially, J.P. Morgan Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent without notice to any Holder. The Company may act as Paying Agent.

4. Indenture

      The Company issued this Security under an Indenture dated as of February __, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the Act for a statement of those terms.

      The Securities are senior secured obligation of the Company. This Security is one of the Notes referred to in the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to incur additional Indebtedness; create Liens; make Restricted Payments; engage in certain transactions with stockholders and Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; transfer assets to its subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of the Company's assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually its compliance with the limitations contained in the Indenture.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

5. Mandatory Redemption

      Section 6.15 of the Indenture provides that after certain Asset Sales, subject to certain limitations contained therein, the Company may be required to make an offer to purchase all or a portion of this Security in accordance with the procedures set forth in the Indenture.

6. Optional Redemption

      The Company may, at its option, redeem the Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the then outstanding principal amount of the whole or such part thereof, as the case may be, together with accrued and unpaid interest, if any, to the date of redemption; provided, that if the date fixed for redemption is March 31 or September 30, then the interest payable on such date shall be paid to the Holder of record on the immediately preceding March 15 or September 15.

      In the event that less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in whole or in part.

7. Senior Secured Obligations

      The Securities are senior obligations of the Company, secured by a first priority lien, subject to certain exceptions, on the Collateral owned by it to the Trustee for the ratable benefit of the Holders pursuant to the Indenture and the Security Documents. The Recourse Subsidiaries of the Company shall, by executing the Indenture, guarantee the obligations of the Company with respect to the Securities. The Securities will rank senior in right of payment to all future subordinated indebtedness of the Company. The Subsidiary Guarantees will be secured by the Collateral assigned by such Subsidiary pursuant to a Subsidiary Security Agreement.

      Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture, and hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

      The Trustee and each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

8. Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture and the face of this Security. The Company shall provide for the registration of Securities and of transfers of Securities in the Security Register. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made to the Holder of this Security for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Section 11.6 of the Indenture). The Security Registrar shall not be required to register the transfer of or exchange any Securities for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase the Securities of the same series as this Security and ending on the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date for this Security and ending on such interest payment date.

9. Persons Deemed Owners

      The registered holder of this Security may be treated as the owner of it for all purposes.

10. Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as unsecured general creditors.

11. Defeasance

      Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations with respect to this Security and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the series of Securities, of which this Security is a part, to maturity.

12. Supplemental Indentures, Amendment, Waiver

      From time to time, the Company and the Subsidiary Guarantors when authorized by a Board Resolution, and the Trustee may, without the consent of any Holders, supplement the Indenture, or amend or waive the Security Documents or the Securities of any series for certain specified purposes, including, among other things, curing ambiguities, defects, or inconsistencies maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder of Securities of any series or mortgaging, pledging, or granting a security interest in favor of the Trustee as additional security for the payment and performance of the obligations of the Company under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise, to establish the terms of Securities of any series as permitted by Section 3.1(a) of the Indenture, to supplement any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series, or to add any Person who becomes a Recourse Subsidiary of the Company after the date of the Indenture as a party to the Indenture.

      Other amendments, modifications and supplements of the Indenture, the Securities of any series or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such amendment waiver or supplement; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; or (3) modify any of the provisions of Sections 8.8, 8.13 or 11.2 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (4) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders of Securities of any series in a manner adverse to the Holders or release all or substantially all of the Collateral.

13. Defaults and Remedies

      If an Event of Default (other than an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture) occurs and is continuing with respect to Outstanding Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities of that series to be immediately due and payable. If an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities of any series by notice to the Trustee and the Company may rescind an acceleration and its consequences with respect to such series if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due on Securities of that series, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities of that series which have became due solely by such declaration of acceleration have been cured or waived. The Holders of a majority in principal amount of the Outstanding Securities of any series also have the right to waive certain past defaults under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of Securities of such series.

      Holders of Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of any series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of any series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with the Company

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

      This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Bayou Steel Corporation
            P.O. Box 5000
            River Road
            LaPlace, LA 70069

            Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

            _________________________________________________________
              (Print or type assignee's name, address and zip code)

            _________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:____________________         Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

      1[ ]  acquired for the undersigned's own account, without transfer; or

      2[ ]  transferred to the Company; or

      3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

      4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

      5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

      6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or

      7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ________________________________________
                                        Signature

Signature Guarantee:


___________________________________     ________________________________________
(Signature must be guaranteed)                              Signature


____________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


                 ______________________________________
Dated:           NOTICE: To be executed by an executive officer


                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

      The following increases or decreases in this Global Security have been made:

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
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                                                              Principal           Signature of
                   Amount of             Amount of         Amount of this          authorized
                  decrease in           increase in        Global Security        signatory of
                   Principal             Principal         following this          Trustee or
   Date of      Amount of this        Amount of this         decrease or           Securities
  Exchange      Global Security       Global Security         increase              Custodian
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

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

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 6.15 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.15 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: _______________                   Your Signature: ________________________
                                        (Sign exactly as your name appears on
                                        the other side of the Security)


Signature Guarantee: _______________________________________
                          (Signature must be guaranteed)

      The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.